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                                                                      Exhibit 21

                             EQUISTAR CHEMICALS, LP
                                  SUBSIDIARIES

Name                                      Type of Entity                  Jurisdiction
----                                      --------------                  ------------
Equistar Mont Belvieu Corporation         Corporation                     Delaware
Equistar Chemicals de Mexico, Inc.        Corporation                     Delaware
Equistar Transportation Company, LLC      Limited liability company       Delaware
Quantum Pipeline Company                  Corporation                     Illinois
Equistar Funding, LLC                     Limited liability company       Delaware
PD Glycol                                 Limited partnership             Texas
Equistar Funding Corporation              Corporation                     Delaware
EC Plastics Unlimited Liability Company   Unlimited liability company     Nova Scotia
Equistar Bayport, LLC                     Limited liability company       Delaware
Equistar Polypropylene, LLC               Limited liability company       Delaware
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